AMENDMENT NO. 1 TO NOVEMBER 1, 1999 AGREEMENT

     AGREEMENT made as of the 28th day of January, 2000, by and among CNF TECHNOLOGIES, INC., a Delaware corporation (the "Company"), SYNERGY GROUP INTERNATIONAL, INC., a Nevada corporation ("Synergy"), VINCENT MAROLD, an individual residing at 4725 East Sunrise Drive, #228, Tucson, Arizona 85718 ("Marold"), and PAUL CHARLES, an individual residing at 10931 East Laurel Lane, Scottsdale, Arizona 85260 ("Charles").

                              W I T N E S S E T H:

     WHEREAS, on April 16, 1999, an Agreement and Plan of Merger was entered into among JLL Ventures (Delaware) Corp., ("JLL"), JLL Ventures Acquisition Corp. ("JLL Acquisition"), CNF, INC., a California corporation ("CNF") and Paul Charles as the principal shareholder of CNF (the "Original Merger Agreement"), the purpose of which was to effectuate the merger of CNF with and into JLL Acquisition (the "Merger");

     WHEREAS, on May 24, 1999, the parties to the Original Merger Agreement entered into Amendment No. 1 to the Agreement and Plan of Merger dated April 16, 1999 ("Amendment No. 1 to the Merger Agreement");

     WHEREAS, in connection with the Original Merger Agreement and Amendment No. 1 to the Merger Agreement (referred to in the aggregate as the "Merger Agreement"), Charles entered into an escrow agreement pursuant to which certain of his shares of JLL were to be placed in escrow for indemnification claims, among others (the "Shareholder Escrow Agreement"), and certain historic stockholders of JLL entered into an escrow agreement pursuant to which certain of their shares of JLL were placed in escrow to assure certain post-closing placement activities (the "Acquiror Escrow Agreement");


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     WHEREAS, effective as of June 19, 1999, the Merger was completed (the
"Closing") pursuant to which CNF merged into JLL Acquisition, JLL Acquisition changed its corporate name to "CNF Mobile Solutions, Inc." and JLL changed its corporate name to "CNF Technologies, Inc.";

     WHEREAS, on July 14, 1999, the Company commenced a private placement of shares of its common stock in a manner contemplated in the Merger Agreement (the "Private Placement");

     WHEREAS, in order to induce the interest of certain investors to invest in the Private Placement, the Company and the parties hereto entered into an agreement on November 1, 1999 (the "November 1, 1999 Agreement") to modify certain components of the Private Placement, which, in turn, required an amendment to certain of the agreements entered into in connection with the Merger, and resulted in an amendment to the Private Placement, as evidenced by a Private Placement Memorandum dated November 3, 1999;

     WHEREAS, in order to induce a subsequent equity financing of $500,000 into the Company by Deremie Enterprises ("Deremie"), the parties hereto have agreed to enter into this Agreement (the "Agreement") which is intended, where applicable, to constitute a formal amendment to the Original Merger Agreement, Amendment No. 1 to the Merger Agreement, the Shareholder Escrow Agreement, the Acquiror Escrow Agreement, and the November 1, 1999 Agreement.

     NOW THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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1.   Matters of Corporate Governance.

     Until May 19, 2001, Synergy, Charles, plus those other shareholders who execute the signature page hereof, will agree to vote their shares of common stock of the Company at any regular or special meeting of its stockholders, or by written consent, solicitation or otherwise, called or required for the purpose of electing the Company's Board of Directors, for the nomination of a designee of Imperium Capital, Inc. to the Company's Board of Directors.

2.   Surrender of Preferred Shares.

     (a) Upon the execution hereof, Charles agrees to: (i) surrender to the Company for cancellation 500,000 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), in addition to the 1,000,000 Preferred Shares surrendered pursuant to the November 1, 1999 Agreement; and (ii) transfer 500,000 additional shares to Euroswiss Securities or designee thereof for aggregate consideration of $1.00.

     (b) The Company agrees to accord to Charles' remaining Preferred Shares the same terms and conditions as may be provided to any other holders of the Preferred Shares, should the Company elect to modify, extend, alter or waive any of the terms and conditions of the Preferred Shares.

3.   Removal of Certain Charles Shares Held in Escrow.

     (a) Section 9 of Amendment No. 1 to the Merger Agreement shall be modified such that the 500,000 Preferred Shares surrendered and 500,000 Preferred Shares transferred according to Section 2 of this Agreement shall be removed from the Preferred Shares previously held in escrow, and such escrow arrangements shall hereafter be of no further force or effect. Accordingly, the Shareholder Escrow Agreement is deemed terminated.


                                      -3-

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4.   Modification to Acquiror Escrow.

     Sections 6(b) and 6(c) of the November 1, 1999 Agreement shall be deleted in their entirety and shall be replaced by the following:

     "(b) (i) The Company acknowledges that the Historic Acquiror Shareholders have, by virtue of the Private Placement that closed on or about November 24, 1999, earned the release of 2,000,000 Historic Acquiror Shares from escrow;

          (ii) If an aggregate of $4,000,000 of Gross Proceeds are "realized" by the Company on or before February 7, 2000 (the "First Surrender Date"), the Historic Acquiror Shareholders shall be entitled to have an additional 1,000,000 shares released from escrow; and

          (iii) If $4,000,000 of Gross Proceeds are "realized" by the First Surrender Date, and an additional $2,000,000 of Gross Proceeds are "realized" by May 15, 2000 (the "Second Surrender Date"), the Historic Acquiror Shareholders shall on the Second Surrender Date be entitled to the release of the remaining 1,000,000 shares from escrow.

          (iv) For the purposes of subparagraph (ii) and (iii) above, Gross Proceeds will be deemed "realized" by the Company through either the Private Placement, debt or equity financing provided or directed to the Company by any of the Historic Acquiror Shareholders (excluding for this purpose any of the financing now being provided by Deremie) or through the conversion of Bridge Notes or other unsecured indebtedness secured by the Company.

     (c) The Acquiror Escrow Agreement shall be deemed amended so as to reflect terms and conditions consistent with those set forth in Section 5.13(b) of the Original Merger Agreement, as amended by the November 1, 1999 Agreement and the foregoing Sections 4(a), 4(b) and 4(c) of this Agreement."

5.   Private Sale of Securities.

     Section 7 of the November 1, 1999 Agreement shall be deleted in its entirety and replaced with the following:

     "Synergy will use best efforts to arrange for the purchase of 200,000 of the Preferred Shares owned by Charles, at a price of $1.25 per share, within no more than 150 days of effectiveness of the Registration Statement on Form SB-2 currently on file with the Securities and Exchange Commission. The Preferred Shares shall be paid for at least 25% upon the date of purchase, with the balance paid in three ratable monthly installments thereafter."


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6.   Capitalized Terms.

     All capitalized terms utilized herein and not otherwise defined herein, shall have the meaning ascribed thereto in the Merger Agreement, or in the November 1, 1999 Agreement, as applicable.

7.   Full Force and Effect.

     All other provisions in the Merger Agreement, or in the November 1, 1999 Agreement, as applicable, shall remain in full force and effect except those identified in this Agreement.

8.   Counterpart and Facsimile.

     This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first written above.

                              CNF TECHNOLOGIES, INC.


                              By: /s/ Paul Charles
                                  ----------------------------------------------
                                  Name:  Paul Charles
                                  Title: Chief Executive Officer


                              SYNERGY GROUP INTERNATIONAL, INC.

                              By: /s/ Vincent Marold
                                  ----------------------------------------------
                                  Name:  Vincent Marold
                                  Title: President

                                  /s/ Vincent Marold
                                  ----------------------------------------------
                                  Vincent Marold, as designee of Acquiror's
                                  Board of Directors pursuant to Section 5.19(a) of the Original Merger Agreement

                                  /s/ Paul Charles
                                  ----------------------------------------------
                                  Paul Charles

For the sole purpose of acknowledging their agreement to vote their shares in the manner provided at Section 1 of this Agreement:

BY:                                      BY:
    ------------------------------           -----------------------------------

Name: Genco Investment Corp.             Name: Imperium Capital Corporation

Number of Shares:                        Number of Shares:
                  ----------------                         ---------------------



BY:                                      BY:
    ------------------------------           -----------------------------------

Name: Fincord Holdings Corp.             Name: KAB Investments, Inc.

Number of Shares:                        Number of Shares:
                 -----------------                        ----------------------

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BY:                                      BY:
    ------------------------------           -----------------------------------

Name: SPH Investments, Inc.              Name: FAC Enterprises, Inc.

Number of Shares:                        Number of Shares:
                 -----------------                        ----------------------



BY:                                      BY: /s/ Howard Lindzon
    ------------------------------           -----------------------------------

Name: Capital Growth Trust               Name: Lindzon Capital Partners, LLC

Number of Shares:                        Number of Shares:
                 -----------------                        ----------------------


BY:                                      BY: /s/ Vincent Marold
    ------------------------------           -----------------------------------

Name: Howard Lindzon                     Name: Vincent Marold

Number of Shares:                        Number of Shares:
                 -----------------                        ----------------------


BY:                                      BY:
    ------------------------------           -----------------------------------

Name: Paul Charles                       Name: Synergy Group International, Inc.

Number of Shares:                        Number of Shares:
                 -----------------                        ----------------------